UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2015

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2015 Annual Meeting of Shareholders (Meeting) on May 28, 2015.  There were issued and outstanding and entitled to vote at the Annual Meeting 8,203,658 shares of common stock.  Present at the meeting, in person or by proxy, were 7,193,727 shares of common stock of the Company.  The matters set forth below were voted upon:

Proposal No. 1 – Election of Directors

The election of nine nominees for the Board of Directors who will serve for a one-year term was voted on by the shareholders.  The Inspector of Elections certified the following vote tabulations for the nominees, all of whom were elected:

	Votes For	Votes Withheld	Non Votes

Robert H. Bartlein	5,394,397	71,921	1,727,409
Jean W. Blois	5,371,575	94,743	1,727,409
John D. Illgen	5,455,317	11,001	1,727,409
Shereef Moharram	5,462,517	3,801	1,727,409
Eric Onnen	5,460,773	5,545	1,727,409
William R. Peeples	5,342,869	123,449	1,727,409
Martin E. Plourd	5,454,417	11,901	1,727,409
James R. Sims, Jr.	5,455,317	11,001	1,727,409
Kirk B. Stovesand	5,462,517	3,801	1,727,409

Proposal No. 2 - Ratification of the Company’s Independent Auditors

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

Votes For	Votes Against	Votes Abstain
7,173,893	1,003	18,831

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 29, 2015

COMMUNITY WEST BANCSHARES

By:	/s/Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer